EXHIBIT 10.26

PARTNERRE LTD. 2003 NON-EMPLOYEE DIRECTORS STOCK PLAN

Section 1. Purpose.

The PartnerRe Ltd. 2003 Non-Employee Directors Stock Plan is designed to enhance the ability of the Company to attract, retain and reward outside directors of the Company with equitable and competitive compensation opportunities and to allow outside directors of the Company to share in the stock ownership of the Company.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

(b) “Alternative Award” shall mean an Award granted pursuant to Section 10.

(c) “Award” shall mean any Option, award of Restricted Shares or Restricted Share Units, Alternative Award or Other Share-Based Award granted under the Plan.

(d) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(e) “Board” shall mean the board of directors of the Company.

(f) “Change in Control” shall, unless the Board otherwise directs by resolution adopted prior thereto, be deemed to occur if (i) any “person” (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act), is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 40% or more of the voting Shares, (ii) within any 24-month period, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board, provided that any director who was not a director as of the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this subsection 2(f)(ii), or (iii) the occurrence of a transaction requiring shareholder approval for the acquisition of the Company or any of its subsidiaries (together with the Company, the “Group”) by an entity other than a member of the Group or any subsidiary of such member, through the purchase of assets, by merger or otherwise.

(g) “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” means the Committee appointed by the Board to administer the Plan.

(i) “Company” shall mean PartnerRe Ltd., a Bermuda corporation together with any successor thereto.

(j) “Event” shall mean any of the corporate transactions or events described in Section 6(d).

(k) “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

(l) “Exercise Price” shall mean the purchase price per Share under the terms of an Option as determined pursuant to Section 7 of the Plan.

(m) “Expiration Date” shall mean the final date of the term of an Option, which shall be fixed by the Committee pursuant to Section 7(b) of the Plan.

(n) “Fair Market Value” with respect to a Share shall mean, (i) if the Shares are listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange which the Shares are listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (ii) if the Shares are not listed on any national securities exchange but are quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported. If the Shares are not quoted on NASDAQ-NMS or listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Board in good faith to be the fair market value per Share, on a fully diluted basis.

(o) “Option” shall mean the right to purchase Shares granted under Section 7.

(p) “Other Share-Based Award” shall mean any right granted under Section 9.

(q) “Outside Director” shall mean any director of the Company who is not an employee of the Company or any of its Affiliates.

(r) “Participant” shall mean an individual granted an Award under the Plan.

(s) “Person” shall mean an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government, but excluding any of the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary.

(t) “Plan” shall mean this PartnerRe Ltd. 2003 Non-Employee Directors Stock Plan, as may be amended from time to time.

(u) “Plan Year” shall mean, with respect to an Outside Director, the period commencing at the time of election of directors at an annual meeting of shareholders of the Company (or the election of a class of directors if the Company then has a classified board), or such Outside Director’s initial election or appointment to the Board if not at such an annual meeting of shareholders, and continuing until the close of business of the day preceding the next annual meeting of shareholders of the Company.

(v) “Policies” shall mean policies established from time to time by the Board as set forth in Section 4.

(w) “Restricted Share” shall mean any Share granted under Section 8.

(x) “Restricted Share Unit” shall mean a contractual right granted under Section 8 that is denominated in Shares, each of which represents a right to receive the value of a Share (or a percentage of such value, which percentage may be higher than 100%) upon the terms and conditions set forth in the Plan and the applicable Award Agreement.

(y) “Retainer Fees” shall mean all retainer fees including, without limitation, meeting or chair fees, payable to an Outside Director in his or her capacity as such for services to the Board.

(z) “Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

(aa) “Shares” shall mean common shares of the Company, $1.00 par value.

(bb) “Subsidiary” shall mean any corporation of which a majority of the outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company and otherwise as provided in Section 86 of the Companies Act 1981 of Bermuda.

Section 3. Eligibility.

All Outside Directors shall be eligible to receive Awards under the Plan.

Section 4. Outside Director Awards.

(a) Awards shall be granted to Outside Directors in accordance with Policies established from time to time by the Board specifying (i) the classes of directors (if the Company then has a classified board) to be granted such Awards; (ii) the type or types of Awards to be granted to Participants under the Plan; (iii) the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards and (iv) the time(s) at which such Awards shall be granted.

(b) All decisions of the Board and of the Committee shall be final, conclusive and binding upon all parties, including the shareholders and the Participants.

Section 5. Administration.

(a) The Plan shall be administered by the Committee. All actions by the Committee shall be subject to and consistent with the Policies. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.

(b) Subject to the terms of the Plan, Policies and applicable law, the Committee shall have full power and authority to: (i) determine the terms and conditions of any Award; (ii) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (iii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (iv) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (v) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (vi) determine whether and to what extent Awards should comply or continue to comply with any requirement of statute or regulation; (vii) correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee decides necessary or desirable; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Section 6. Shares Available for Awards.

(a) Subject to adjustment as provided below, the number of Shares available for issuance under the Plan shall be 1,000,000.

(b) If, after the effective date of the Plan, any Shares covered by an Award, or to which such an Award relates, terminate, lapse or are forfeited or cancelled, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under the Plan.

(c) Any Shares delivered pursuant to an Award may consist, in whole or in part, of newly issued Shares.

(d) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or Exercise Price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

Section 7. Options.

Options granted under the Plan shall be, as determined by the Committee, non-qualified share options for U.S. federal income tax purposes (or other types of Options in jurisdictions outside the United States), as evidenced by the related Award documents, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent with the provisions of the Plan and the Policies, as the Committee shall determine:

(a) Exercise Price. The Exercise Price per Share under an Option shall be determined by the Committee; provided, however, such Exercise Price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b) Term. The term of each Option shall be fixed by the Committee; in no event, however, shall the period for exercising an Option extend more than 10 years from the date of grant.

(c) Payment for Shares. Payment for Shares acquired pursuant to Options granted hereunder shall be made in full, upon exercise of the Options (i) in immediately available funds in United States dollars, by wire transfer, certified or bank cashier’s check; (ii) by surrender to the Company of Shares that have either been (A) held by the Participant for at least six-months, or (B) acquired from a person other than the Company, and have a Fair Market Value equal to such aggregate Exercise Price; (iii) by delivering to the Company a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the aggregate Exercise Price; (iv) by any combination of (i), (ii), or (iii) above; or (v) by any other means approved by the Committee.

Section 8. Restricted Shares and Restricted Share Units.

(a) The Committee is hereby authorized to grant, or to provide for the automatic grant of, Awards of Restricted Shares and Restricted Share Units pursuant to the Policies to Participants.

(b) Restricted Shares and Restricted Share Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Restricted Share or the right to receive any dividend or other right or property), which restrictions may lapse, be lifted or waived separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(c) Any Restricted Share granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a share certificate or certificates. In the event any share certificate is issued in respect of Restricted Shares granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares. During the applicable restricted period, such certificates shall remain in the custody of the Company or its agent.

(d) Except as otherwise determined by the Committee pursuant to the Policies whether in an Award Agreement or otherwise, upon termination of a Participant’s service (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Restricted Shares and all Restricted Share Units still, in either case, subject to restriction shall be forfeited.

Section 9. Other Share-Based Awards.

The Committee is hereby authorized to grant, or to provide for the automatic grant of, such other Awards (including, without limitation, stock appreciation rights and rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan and the Policies. Subject to the terms of the Plan and the Policies, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 9 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

Section 10. Receipt of Alternative Awards in Lieu of Retainer Fees.

If and to the extent provided by the Policies, a Participant may elect to receive up to 100% of his or her Retainer Fees in Alternative Awards which may be Shares, Restricted Share Units, Options or other Awards, subject to such terms and conditions as the Committee shall determine.

Section 11. General Provisions Applicable to Awards.

(a) Awards shall be granted for no cash consideration or for such minimal consideration as may be required by applicable law.

(b) Awards may be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c) Subject to the terms of the Plan and the Policies, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d) No Award and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution (or in the case of Awards that are forfeited or canceled, to the Company); provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company.

(e) Notwithstanding Section 11(d) to the contrary, Awards may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act specified by the Securities and Exchange Commission). A beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(f) All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g) Except to the extent specifically provided to the contrary in any Award Agreement and subject to Section 12(e), upon a Change in Control, all Awards shall become fully vested and exercisable, and any restrictions applicable to any Award shall automatically lapse.

Section 12. Amendment and Termination.

(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations.

(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided, however, that no such action shall impair the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under the Plan; and provided further that, except as provided in Section 6(d), no such action shall reduce the exercise price of any Option established at the time of grant thereof.

(c) The Committee may, in its sole discretion, amend, or otherwise modify, without Board or shareholder approval, the terms of the Plan or Awards; provided that such amendment or other modification shall not increase the total number of shares reserved for purposes of the Plan without the approval of the shareholders of the Company.

(d) The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, an Event affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles), whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(e) In connection with a Change in Control or an Event, the Committee may, in its discretion (i) cancel any or all outstanding Awards under the Plan in consideration for payment to the holder of each such cancelled Award of an amount equal to the portion of the consideration that would have been payable to such holder pursuant to such transaction if such Award had been fully vested and exercisable, and had been fully exercised, immediately prior to such transaction, less the exercise price if any that would have been payable therefor, or (ii) if the net amount referred to in clause (i) would be negative, cancel such Award for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash and/or securities or other property in the Committee’s discretion.

Section 13. Miscellaneous.

(a) No Participant shall have any claim to be granted any Award under the Plan except as otherwise provided in Section 4, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(c) The grant of an Award shall not be construed as giving a Participant the right to be retained in the service of the Company. Further, the Board may at any time terminate the services a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties.

(d) If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(e) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(f) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

Section 14. Effective Date of Plan.

The Plan shall be effective as of the date of its approval by the shareholders of the Company.

Section 16. Term of the Plan.

No Award shall be granted under the Plan after the tenth anniversary of the effective date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 18. Governing Law.

The Plan shall be governed by and construed in accordance with the laws of Bermuda without regard to conflicts of laws.